UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2022

ACREAGE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	000-56021	98-1463868
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

366 Madison Ave., 14th Floor, New York, New York		10017
(Address of principal executive offices)		(Zip code)

(646) 600-9181
(Registrant’s telephone number, including area code)

450 Lexington Ave, #3308, New York, New York, 10163

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class E subordinate voting shares	ACRHF	OTC Markets Group Inc.
Class D subordinate voting shares	ACRDF	OTC Markets Group Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As further described in the Press Release (as defined below), on October 24, 2022, Acreage Holdings, Inc. (the “Company” or “Acreage”) entered into an arrangement agreement (the “Floating Share Arrangement Agreement”) with Canopy Growth Corporation (“Canopy”) and Canopy USA, LLC (“Canopy USA”), pursuant to which, subject to the approval of the holders of the issued and outstanding Class D subordinate voting shares of Acreage (the “Floating Shares” and such holders, the “Floating Shareholders”) and the terms and conditions of the Floating Share Arrangement Agreement, Canopy USA will acquire all of the issued and outstanding Floating Shares by way of a court-approved plan of arrangement under the Business Corporations Act (British Columbia) (the “Floating Share Arrangement”) in exchange for 0.45 of a common share of Canopy (the “Canopy Shares”) for each Floating Share held. Concurrently with the entering into of the Floating Share Arrangement Agreement, Canopy irrevocably waived its option to acquire the Floating Shares pursuant to the plan of arrangement implemented on September 23, 2020 (the “Existing Arrangement”) pursuant to the arrangement agreement between Canopy and Acreage dated April 18, 2019, as amended (the “Existing Arrangement Agreement”).

Subject to the provisions of the Floating Share Arrangement Agreement, Canopy agreed to exercise its option pursuant to the Existing Arrangement Agreement (the “Fixed Option”) to acquire Acreage’s outstanding Class E subordinate voting shares (the “Fixed Shares”), representing approximately 70% of the total shares of Acreage as at the date hereof, at a fixed exchange ratio of 0.3048 of a Canopy Share for each Fixed Share.

The acquisition of the Floating Shares by Canopy USA pursuant to the Floating Share Arrangement is expected to occur immediately prior to the acquisition of the Fixed Shares pursuant to the terms of the Existing Arrangement Agreement. Upon exercise of the Fixed Option and completion of the Floating Share Arrangement, Canopy USA will own 100% of all outstanding Fixed Shares and Floating Shares. Completion of the Floating Share Arrangement is subject to the satisfaction or waiver of certain closing conditions, including receipt of applicable regulatory and court approvals, the approval of at least (i) 66⅔% of the votes cast by Floating Shareholders, and (ii) a majority of the votes cast by Floating Shareholders excluding the votes cast by “interested parties” and “related parties” under Multilateral Instrument 61-101 - Protection of Minority Security Holders in Special Transactions (“MI 61-101”) of the Canadian Securities Administrators, at a special meeting of Acreage shareholders (the “Special Meeting”) expected to take place in January 2023.

In connection with the Floating Share Arrangement Agreement, on October 24, 2022, certain of Acreage’s directors, officers and consultants entered into voting support agreements (the “Voting Support Agreements”) with Canopy and Canopy USA, pursuant to which such persons have agreed, among other things, to vote their Floating Shares in favor of the Floating Share Arrangement, representing approximately 7.3% of the issued and outstanding Floating Shares.

In addition, on October 24, 2022, Acreage amended its existing US$150 million credit facility (the “Amended Credit Facility”) with AFC Gamma, Inc. (“AFC Gamma”) and Viridescent Realty Trust, Inc. (“Viridescent” and together with AFC Gamma, the “Lenders”). Under the terms of the Amended Credit Facility, Acreage exercised US$25 million for immediate draw with a further US$25 million available in future periods under a committed accordion option once certain predetermined milestones are achieved. In conjunction with entering into the Amended Credit Facility, the Lenders have waived the requirement for Acreage to comply with all financial debt covenants, except a minimum cash requirement, until December 31, 2023, and new covenants have been agreed upon in respect of all periods beginning on or after December 31, 2023, reflecting the Company’s growth plan, financial position, and current market conditions. Finally, the Amended Credit Facility includes approval for Canopy USA to acquire control of Acreage without requiring repayment of all amounts outstanding under the Amended Credit Facility, provided certain conditions are satisfied. Acreage intends to use the proceeds of the Amended Credit Facility to fund expansion initiatives and provide additional working capital.

The Amended Credit Facility will bear interest at a variable rate of U.S. prime rate (“Prime”) plus 5.75 % per annum, payable monthly in arrears, with a Prime floor of 5.50%, and a maturity date of January 1, 2026. Under the terms of the Amended Credit Facility, Acreage has the option to extend the maturity date to January 1, 2027, for a fee equal to 1.0% of the total amount available to be drawn under the Amended Credit Facility. Acreage will pay an amendment fee of US$1.25 million to the Lenders.

Concurrent with entering into the Amended Credit Facility, the Lenders and a wholly-owned subsidiary of Canopy (the “Acreage Debt Optionholder”) entered into a letter agreement (“Letter Agreement”), pursuant to which the Acreage Debt Optionholder agreed, subject to certain conditions precedent, to acquire an option to purchase the outstanding principal including all accrued and unpaid interest thereon owed to the Lenders in exchange for an option premium payment of US$28.5 million (the “Option Premium”), to be held in escrow. In the event that Acreage repays the Amended Credit Facility on or prior to maturity, the Option Premium will be returned to the Acreage Debt Optionholder. In the event that Acreage defaults on the Amended Credit Facility and the Acreage Debt Optionholder does not exercise its option to acquire the Amended Credit Facility, the Option Premium will be released from escrow and delivered to the Lenders.

Concurrently with the execution of the Floating Share Arrangement Agreement, Canopy, on behalf of Canopy USA, agreed to issue (i) Canopy Shares with a value of approximately US$30.5 million to, among others, certain current or former unitholders (the “Holders”) of High Street Capital Partners, LLC, a subsidiary of Acreage (“HSCP”), pursuant to HSCP’s amended tax receivable agreement (the “TRA”) and (ii) a payment with a value of approximately US$19.5 million in Canopy Shares to certain directors, officers or consultants of Acreage pursuant to HSCP’s existing tax receivable bonus plans (the “Bonus Plans”) under further amendments to each, both in order to reduce a potential liability of approximately US$121 million. In connection with the foregoing, Canopy will issue Canopy Shares with a value of approximately US$15.3 million to certain Holders as soon as practicable as the first installment under the amended TRA with a second payment of approximately US$15.3 million in Canopy Shares to occur on the earlier of (a) the second business day following the date on which the Floating Shareholders approve the Floating Share Arrangement; or (b) April 24, 2023. In addition, a final payment with a value of approximately US$19.5 million in Canopy Shares (the “TRA Bonuses”) will be issued by Canopy to certain eligible participants under the amended Bonus Plans immediately prior to the completion of Floating Share Arrangement. The TRA Bonuses will be paid to recipients to be determined by Kevin Murphy, the administrator of the TRA, and may include one or more of Mr. Murphy, John Boehner, Brian Mulroney, and Peter Caldini, each of which are directors of Acreage and other directors, officers or consultants of Acreage as may be determined by Mr. Murphy. Canopy has also agreed to register the resale of such Canopy Shares under the Securities Act of 1933, as amended.

The foregoing descriptions of each of the Floating Share Arrangement Agreement, the Voting Support Agreements, the Amended Credit Facility, the Letter Agreement and the TRA is qualified in its entirety by reference to the full text of the Floating Share Arrangement Agreement, the Voting Support Agreements, the Amended Credit Facility, the Letter Agreement and the TRA, filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, to this Current Report on Form 8-K (“Current Report”).

Item 2.03	Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 of this Current Report relating to the Amended Credit Facility is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On October 25, 2022, the Company issued a press release (the “Press Release”) to announce, among other things, the Floating Share Arrangement Agreement, the Voting Support Agreement, the Amended Credit Facility, the Letter Agreement, the TRA and the TRA Bonuses.  A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Arrangement Agreement, dated October 24, 2022, by and among Acreage Holdings, Inc., Canopy Growth Corporation and Canopy USA, LLC
10.2	Form of Voting Support Agreement dated October 24, 2022.
10.3+	First Amendment to Credit Agreement and Incremental Increase Activation Notice, dated October 24, 2022, by and among High Street Capital Partners, LLC, Acreage Holdings, Inc., each lender identified on the signature pages thereto, AFC Agent LLC, as co-agent for the lenders, and VRT Agent LLC, as co-agent for the lenders.

10.4+	Third Amendment to Tax Receivable Agreement, dated October 24, 2022, by and among Acreage Holdings America, Inc., High Street Capital Partners, LLC, the members signatory thereto, Canopy Growth Corporation and Canopy USA LLC.

10.5	Fourth Amendment to Third Amended and Restated Limited Liability Agreement of High Street Capital Partners, LLC, dated October 24, 2022.
99.1	Press release dated October 25, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+	Portions of this exhibit are redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACREAGE HOLDINGS, INC.

By:	/s/ Steve Goertz
Steve Goertz Chief Financial Officer

Date: October 28, 2022